Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form N-1A of BlackRock Funds of our reports dated December 22, 2025, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appear in BlackRock Funds’ Certified Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 20, 2026

Appendix A

BlackRock Funds

1.	iShares Enhanced Roll Yield Index Fund

2.	iShares U.S. Intermediate Credit Bond Index Fund

3.	iShares U.S. Intermediate Government Bond Index Fund

4.	iShares U.S. Long Credit Bond Index Fund

5.	iShares U.S. Long Government Bond Index Fund

6.	iShares U.S. Securitized Bond Index Fund

2